Exhibit 21

SUBSIDIARY COMPANIES

Set forth below is a list of each of the subsidiaries of Tronox Incorporated, the total owned by the consolidated group and their respective jurisdictions of organization. Certain subsidiaries names have been omitted in accordance with Regulation S-K Item 601(b)(21)(ii).

		State or Country
Name of Subsidiary	% owned	of Organization

Basic Management, Inc.	31%	Nevada, United States
Cimarron Corporation	100%	Oklahoma, United States
Jurien Exploration Joint Venture	50%	Western Australia
Southwestern Refining Company, Inc.	100%	Delaware, United States
Tiwest Joint Venture	50%	Western Australia
Tiwest Pty Ltd	50%	Western Australia
Tiwest Sales Pty Ltd	50%	Western Australia
Transworld Drilling Company	100%	Delaware, United States
Triangle Refineries, Inc.	100%	Delaware, United States
Triple S Environmental Management Corporation	90%	Delaware, United States
Triple S Minerals Resources Corporation	100%	Delaware, United States
Triple S Refining Corporation	100%	Delaware, United States
Triple S, Inc.	100%	Oklahoma, United States
Tronox (Luxembourg) Holding S.ar.l	100%	Luxembourg
Tronox (Switzerland) Holding GmbH	100%	Switzerland
Tronox B.V.	100%	The Netherlands
Tronox Denmark International ApS	100%	Denmark
Tronox Finance B.V.	100%	The Netherlands
Tronox Finance Corp.	100%	Delaware, United States
Tronox Funding LLC	100%	Delaware, United States
Tronox GmbH	100%	Germany
Tronox Holdings Europe C.V.	100%	The Netherlands
Tronox Holdings, Inc.	100%	Delaware, United States
Tronox International ApS	100%	Denmark
Tronox LLC	100%	Delaware, United States
Tronox Luxembourg S.ar.l	100%	Luxembourg
Tronox Pigments (Holland) B.V.	100%	The Netherlands
Tronox Pigments (Netherlands) B.V.	100%	The Netherlands
Tronox Pigments (Savannah) Inc.	100%	Georgia, United States
Tronox Pigments (Singapore) Pte. Ltd.	100%	Singapore
Tronox Pigments GmbH	100%	Germany
Tronox Pigments International GmbH	100%	Switzerland
Tronox Pigments Ltd.	100%	Bahama Islands
Tronox Pigments S.p.r.l	100%	Belgium
Tronox Pigments Services GmbH	100%	Germany
Tronox Western Australia Pty. Ltd.	100%	Western Australia
Tronox Worldwide LLC	100%	Delaware, United States